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                                                                   April 1, 1998

Mr. Robert D. Vilsack
Vice President -- General Counsel and Secretary
Medusa Corporation
3008 Monticello Blvd.
Cleveland Heights, Ohio 44118

Dear Bob:


     In reviewing the Agreement and Plan of Merger, dated as of March 17, 1998 ("Original Agreement"), among Medusa Corporation ("Medusa" or the "Company"), Southdown, Inc. ("Southdown") and Bedrock Merger Corp. ("Subcorp"), our respective Ohio counsel have concluded that Section 1.6 of the Original agreement inappropriately provides that the directors and officers of the Surviving Corporation from and after the Effective Date (as defined in the Merger Agreement) will be the officers and directors of Subcorp on the date of the Original Agreement. Because of the terms of Medusa's Articles of Incorporation, Section 1.6 should have provided that the directors of the Company and the officers of Subcorp on the date of the execution of the Agreement will become the officers and directors of the Surviving Corporation from and after the Effective Date, in the manner set forth in "Annex A" attached hereto. Section 1.6 of the Original Agreement should have been captioned "Directors and Officers of Surviving Corporation." Additionally, in Section 1.5 of the Original Agreement the blank for the name of the Surviving Corporation should be "Southdown Medusa, Inc."


     I suggest that the foregoing changes be made in the copy of the Original Agreement that will be appended as Appendix A to our Joint Proxy Statement/Prospectus. I further suggest that we continue to refer to that document, including references made in the related Registration Statement on Form S-4, as the Agreement of Plan of Merger dated as of March 17, 1998. To the extent either of us has filed the Original Agreement with the Securities and Exchange Commission as an exhibit to a Form 8-K or otherwise, we may want to file a copy of this letter as an additional exhibit to such filing.

     If the foregoing is acceptable to Medusa, please sign a counterpart of this letter in the space provided below and return it to me for the files of Southdown and Subcorp.

                                          Very truly yours,


                                          /s/ Patrick S. Bullard

                                          --------------------------------------
                                          Patrick S. Bullard
                                          Authorized Officer of Southdown, Inc.
                                            and Bedrock Merger Corp.

Agreed and accepted as of
  April 1, 1998

Medusa Corporation


By: /s/ Robert D. Vilsack


    -----------------------------------------------
    Robert D. Vilsack
    Authorized Officer